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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 (File No. 33-33980) under the Securities Act of 1933 and Post-Effective Amendment No. 27 (File No. 811-6067) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Dimensional Investment Group Inc. of our reports for the Emerging Markets Portfolio II, DFA International Value Portfolio IV, DFA International Value Portfolio III, U.S. Large Cap Value Portfolio III, Tax-Managed U.S. Marketwide Value Portfolio II, DFA International Value Portfolio II, U.S. 6-10 Value Portfolio II, U.S. Large Cap Value Portfolio II, and DFA 6-10 Institutional Portfolio, collectively, the Portfolios, dated January 15, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Dimensional Investment Group Inc. and The DFA Investment Trust Company as of November 30, 1998 and for the respective periods then ended, which reports are included in the Annual Reports to Shareholders.

We also consent to the reference to our firm under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, PA
March 29, 1999